Sprinklr Announces First Quarter Fiscal 2025 Results and Appoints Trac Pham as Co-Chief Executive Officer
•Q1 Total Revenue of $196.0 million, up 13% year-over-year
•Q1 Subscription Revenue of $177.4 million, up 12% year-over-year
•Q1 net cash provided by operating activities of $41.7 million and free cash flow* of $36.2 million
•RPO and cRPO up 30% and 19% year-over-year, respectively
•138 $1 million customers, up 20% year-over-year
•Through May 31, 2024, 14,301,236 shares of Class A common stock have been purchased under the 2024 Share Repurchase Program. In June 2024, Board authorized an incremental $100 million to the 2024 Share Repurchase Program.
•Mr. Pham will be Co-CEO, partnering with Founder and Co-CEO Ragy Thomas in an effort to drive growth and scale

NEW YORK, New York--June 5, 2024--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its first fiscal quarter ended April 30, 2024.
"Despite operating in a more challenging macro environment, we generated strong free cash flow in Q1 and we’re innovating with new products and AI features. While the changes and initiatives we’re implementing will take several quarters to work through, we believe we have the right strategy and leaders in place. We believe that the appointment of Trac Pham as Co-CEO will enable us to seamlessly combine our technical innovation with operational leadership,” said Ragy Thomas, Sprinklr Founder and Co-CEO.

First Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the first quarter was $196.0 million, up from $173.4 million one year ago, an increase of 13% year-over-year. Subscription revenue for the first quarter was $177.4 million, up from $157.7 million one year ago, an increase of 12% year-over-year.
•Operating Income (Loss) and Margin*: First quarter GAAP operating income was $5.7 million, compared to an operating loss of $3.2 million one year ago. Non-GAAP operating income was $20.4 million, compared to non-GAAP operating income of $11.0 million one year ago. For the first quarter, GAAP operating margin was 3% and non-GAAP operating margin was 10% compared to GAAP operating margin of (2)% and non-GAAP operating margin of 6% in the first quarter of fiscal year 2024.
•Net Income Per Share*: First quarter GAAP net income per share, diluted was $0.04, compared to net income per share, diluted of $0.01 in the first quarter of fiscal year 2024. Non-GAAP net income per share, diluted for the first quarter was $0.09, compared to non-GAAP net income per share, diluted of $0.06 in the first quarter of fiscal year 2024.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of April 30, 2024 was $610.1 million.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating income (loss), net income or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the second fiscal quarter ending July 31, 2024:
•Subscription revenue between $177.5 million and $178.5 million.
•Total revenue between $194 million and $195 million.
•Non-GAAP operating income between $16.5 million and $17.5 million.
•Non-GAAP net income per share between $0.06 and $0.07, assuming 277 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2025:
•Subscription revenue between $714 million and $716 million.
•Total revenue between $779 million and $781 million.
•Non-GAAP operating income between $104 million and $105 million.
•Non-GAAP net income per share between $0.40 and $0.41, assuming 276 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our condensed consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income or as to non-GAAP net income per share to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, June 5, 2024, to discuss first quarter fiscal 2025 financial results, as well as the second quarter and full year fiscal 2025 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13746733. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,700 valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 60% of the Fortune 100. Sprinklr's value to the enterprise is simple: We un-silo teams to make customers happier.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year fiscal 2025, the benefits of Sprinklr technology and features, the impact of our strategic initiatives on our business, the potential benefits to our business of appointing Trac Pham as our Co-CEO and the ability of customers to successfully implement Sprinklr technology and accomplish their objectives. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of increases in inflation rates, higher interest rates, recent bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Annual Report on Form 10-K for the year ended January 31, 2024, filed with the SEC on March 29, 2024, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$126,815	$164,024
Marketable securities	483,264	498,531
Accounts receivable, net of allowance of $6.2 million and $5.3 million, respectively	187,772	267,731
Prepaid expenses and other current assets	85,969	70,690
Total current assets	883,820	1,000,976
Property and equipment, net	32,758	32,176
Goodwill and other intangible assets	50,086	50,145
Operating lease right-of-use assets	48,604	31,058
Other non-current assets	108,840	108,755
Total assets	$1,124,108	$1,223,110

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$19,163	$34,691
Accrued expenses and other current liabilities	64,271	93,187
Operating lease liabilities, current	6,661	5,730
Deferred revenue	370,229	374,552
Total current liabilities	460,324	508,160
Deferred revenue, non-current	710	506
Deferred tax liability, non-current	1,474	1,474
Operating lease liabilities, non-current	44,932	27,562
Other liabilities, non-current	5,737	5,704
Total liabilities	513,177	543,406
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	4	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,205,948	1,182,150
Accumulated other comprehensive loss	(5,224)	(3,836)
Accumulated deficit	(565,970)	(474,787)
Total stockholders’ equity	610,931	679,704
Total liabilities and stockholders’ equity	$1,124,108	$1,223,110

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue:
Subscription	$177,363	$157,665
Professional services	18,595	15,698
Total revenue	195,958	173,363
Costs of revenue:
Costs of subscription (1)	32,570	27,476
Costs of professional services (1)	18,555	14,461
Total costs of revenue	51,125	41,937
Gross profit	144,833	131,426
Operating expense:
Research and development (1)	22,539	20,761
Sales and marketing (1)	87,484	89,202
General and administrative (1)	29,101	24,656
Total operating expense	139,124	134,619
Operating income (loss)	5,709	(3,193)
Other income, net	7,500	4,759
Income before provision (benefit) for income taxes	13,209	1,566
Provision (benefit) for income taxes	2,575	(1,242)
Net income	$10,634	$2,808
Net income per share, basic	$0.04	$0.01
Weighted average shares used in computing net income per share, basic	271,664	265,584
Net income per share, diluted	$0.04	$0.01
Weighted average shares used in computing net income per share, diluted	284,032	281,344
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended April 30,
(in thousands)	2024	2023
Costs of subscription	$283	$300
Costs of professional services	317	403
Research and development	2,574	3,067
Sales and marketing	5,604	5,955
General and administrative	5,077	3,585
Stock-based compensation expense, net of amounts capitalized	$13,855	$13,310

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flow from operating activities:
Net income	$10,634	$2,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,508	3,519
Bad debt expense	1,038	159
Stock-based compensation, net of amounts capitalized	13,855	13,310
Non-cash lease expense	1,949	907
Deferred income taxes	(339)	(3,323)
Net amortization/accretion on marketable securities	(4,452)	(3,592)
Other non-cash items, net	79	—
Changes in operating assets and liabilities:
Accounts receivable	78,646	28,138
Prepaid expenses and other current assets	(15,824)	8,379
Other non-current assets	1,011	(171)
Accounts payable	(15,103)	(8,199)
Operating lease liabilities	(1,557)	(884)
Accrued expenses and other current liabilities	(29,125)	(20,149)
Deferred revenue	(3,665)	(2,729)
Other liabilities	57	387
Net cash provided by operating activities	41,712	18,560
Cash flow from Investing activities:
Purchases of marketable securities	(134,172)	(102,468)
Proceeds from sales and maturities of marketable securities	153,097	78,199
Purchases of property and equipment	(2,545)	(1,625)
Capitalized internal-use software	(2,977)	(2,683)
Net cash provided by (used in) investing activities	13,403	(28,577)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	9,642	12,692
Payments for repurchase of Class A common shares	(99,984)	—
Net cash (used in) provided by financing activities	(90,342)	12,692
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,231)	(196)
Net change in cash, cash equivalents and restricted cash	(36,458)	2,479
Cash, cash equivalents and restricted cash at beginning of period	172,429	188,387
Cash, cash equivalents and restricted cash at end of period	$135,971	$190,866

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$144,833	$131,426
Stock-based compensation expense and related charges (1)	607	712
Non-GAAP gross profit	$145,440	$132,138
Gross margin	74%	76%
Non-GAAP gross margin	74%	76%

Non-GAAP operating income:
U.S. GAAP operating income (loss)	$5,709	$(3,193)
Stock-based compensation expense and related charges (2)	14,624	14,115
Amortization of acquired intangible assets	50	50
Non-GAAP operating income	$20,383	$10,972
Operating margin	3%	(2)%
Non-GAAP operating margin	10%	6%

Free cash flow:
Net cash provided by operating activities	$41,712	$18,560
Purchase of property and equipment	(2,545)	(1,625)
Capitalized internal-use software	(2,977)	(2,683)
Free cash flow	$36,190	$14,252
(1) Employer payroll tax related to stock-based compensation for the periods ended April 30, 2024 and 2023 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.8 million and $0.8 million of employer payroll tax related to stock-based compensation expense for the three months ended April 30, 2024 and 2023, respectively.

	Three Months Ended April 30,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$10,634	$0.04	$0.04	$2,808	$0.01	$0.01
Add:
Stock-based compensation expense and related charges	14,624	0.05	0.05	14,115	0.05	0.05
Amortization of acquired intangible assets	50	0.00	0.00	50	0.00	0.00
Total additions, net	14,674	0.05	0.05	14,165	0.05	0.05
Non-GAAP net income	$25,308	$0.09	$0.09	$16,973	$0.06	$0.06
Weighted-average shares outstanding used in computing net income per share, basic	271,664			265,584
Weighted average shares outstanding used in computing net income per share, diluted	284,032			281,344